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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 20, 2003


                         THE HOUSTON EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)




          DELAWARE                    001-11899                 22-2674487
(State or other jurisdiction   (Commission File Number)      (I.R.S. Employer
     of incorporation)                                      Identification No.)



      1100 LOUISIANA, SUITE 2000                                77002-5215
            HOUSTON, TEXAS                                      (Zip Code)
    (Address of principal executive
               offices)


       Registrant's telephone number, including area code: (713) 830-6800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On February 20, 2003, The Houston Exploration Company, a Delaware corporation (the "Company"), entered into an underwriting agreement (the "Underwriting Agreement") with J.P. Morgan Securities Inc., attached as Exhibit
99.1 hereto, with respect to the issue and sale by the Company of 3,300,000 shares (including 300,000 shares issuable pursuant to the underwriter's over-allotment option) of common stock, par value $.01 per share, of the Company (the "Shares") in an underwritten public offering (the "Offering"). The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-78843) filed with the Securities and Exchange Commission on May 20, 1999.

         On February 20, 2003, the Company entered into a stock purchase agreement, attached as Exhibit 99.2 hereto, among the Company, KeySpan Corporation and THEC Holdings Corp. whereby the Company agreed to purchase from THEC Holdings Corp. an aggregate number of shares equal to the amount offered and sold pursuant to the Underwriting Agreement concurrently with the closing of the Offering and using the net proceeds received from the Offering.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         99.1 Underwriting Agreement between The Houston Exploration Company and J.P. Morgan Securities Inc. dated February 20, 2003.

         99.2 Stock Purchase Agreement among The Houston Exploration Company, KeySpan Corporation and THEC Holdings Corp. dated as of February 20, 2003.


                                       2

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            THE HOUSTON EXPLORATION COMPANY


                            By:      /s/ James F. Westmoreland
                                     ------------------------------------------
                                     James F. Westmoreland
                                     Vice President, Chief Accounting Officer
                                     and Secretary


Dated:  February 26, 2003

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                                 EXHIBIT INDEX



EXHIBIT NO.             DESCRIPTION
-----------             -----------

   99.1 Underwriting Agreement between The Houston Exploration Company and J.P. Morgan Securities Inc. dated
                        February 20, 2003.

   99.2 Stock Purchase Agreement among The Houston Exploration Company, KeySpan Corporation and THEC Holdings Corp. dated as of February 20, 2003.